Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:

Deborah Spak, (847) 948-2349

Investor Contacts:

Mary Kay Ladone, (847) 948-3371

Clare Trachtman, (847) 948-3085

BAXTER REPORTS SALES AND EPS

FOR FOURTH QUARTER AND FULL-YEAR 2011 IN LINE WITH GUIDANCE

Company Achieves Record Sales and Earnings in 2011

Baxter Provides Financial Outlook For 2012

DEERFIELD, Ill., January 26, 2012 — Baxter International Inc. (NYSE:BAX) today announced its financial results for the fourth quarter of 2011, and provided its financial outlook for the first quarter and full-year 2012.

Baxter reported net income in the fourth quarter of $463 million, which advanced 9 percent from $423 million reported in the prior-year period. Earnings per diluted share of $0.82 compares to $0.72 per diluted share reported in the fourth quarter of 2010, reflecting an increase of 14 percent. The fourth quarter 2011 results included special after-tax charges of approximately $200 million (or $0.35 per diluted share) principally related to costs resulting from a business optimization initiative and certain asset impairments. After-tax special charges in the fourth quarter of 2010 totaled $227 million (or $0.39 per diluted share).

On an adjusted basis, excluding special items in both periods, Baxter’s net income of $662 million increased 2 percent in the fourth quarter from $650 million in the prior-year period. Adjusted earnings per diluted share of $1.17 advanced

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BAXTER REPORTS 4th QUARTER FINANCIAL RESULTS — Page 2

5 percent from $1.11 per diluted share reported in the fourth quarter of 2010. These results were in line with the company’s previously issued earnings guidance of $1.15 to $1.18 per diluted share.

Worldwide revenues in the fourth quarter totaled $3.59 billion compared to $3.50 billion in the fourth quarter of 2010, representing an increase of 3 percent. Adjusting for the divestiture of the U.S. multi-source generic injectables business which was completed in the second quarter of 2011, worldwide revenues advanced 4 percent. Sales within the United States of $1.47 billion grew 2 percent (or 6 percent adjusting for the divestiture) and international sales grew 3 percent to $2.13 billion.

BioScience revenues totaled $1.58 billion and rose 3 percent from the comparable prior-year period. Driving this performance was robust demand for products used for the treatment of hemophilia and immune disorders, including ADVATE [Antihemophilic Factor (Recombinant), Plasma/Albumin-Free Method] and GAMMAGARD LIQUID [Immune Globulin Intravenous (Human)] (marketed as KIOVIG outside of the United States), as well as for other specialty plasma-based therapeutics and select biosurgery products.

Medical Products sales exceeded $2.01 billion and increased 3 percent over the prior-year period. Adjusting for the U.S. multi-source generic injectables divestiture, Medical Products sales advanced 6 percent driven primarily by gains in peritoneal dialysis patients, as well as growth in intravenous therapies (including the company’s parenteral nutrition products), certain injectable drugs and critical care products.

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BAXTER REPORTS 4th QUARTER FINANCIAL RESULTS — Page 3

Full-Year 2011 Results

For the full year 2011, Baxter reported net income of $2.22 billion or $3.88 per diluted share, compared to net income of $1.42 billion or $2.39 per diluted share in 2010. On an adjusted basis, excluding special charges in both years, Baxter’s net income was $2.47 billion in 2011, which represents an increase of 4 percent over the prior year, and earnings per diluted share of $4.31 rose 8 percent from earnings per diluted share of $3.98 reported in 2010.

Baxter’s worldwide sales totaled $13.89 billion for full-year 2011 and increased 8 percent (or 6 percent excluding the impact of foreign currency). Excluding the 2010 COLLEAGUE revenue adjustment and the 2011 divestiture of the U.S. multi-source generic injectables business, Baxter’s worldwide sales also rose 8 percent over the prior year (or 5 percent excluding the impact of foreign currency).

Baxter generated strong cash flows from operations in 2011 and returned significant value to shareholders in the form of dividends and share repurchases. Cash flows from operations exceeded $2.81 billion (including a $150 million contribution to the company’s U.S. pension plan during the year). In addition, Baxter returned approximately $2.29 billion to shareholders during the year, a 7 percent increase from 2010, through dividends totaling $709 million and share repurchases of approximately $1.58 billion (or approximately 30 million shares). Over the last five years, the company has returned approximately $11.4 billion to shareholders in the form of dividends and share repurchases.

“2011 was a very successful year for Baxter as we continue to fulfill our mission of providing innovative life-saving and life-sustaining therapies that

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advance patient care worldwide,” said Robert L. Parkinson, Jr., chairman and chief executive officer. “I’m pleased that despite a challenging, global macro-economic environment, our company delivered strong financial and operational performance, while accelerating investments in innovation, advancing our new product pipeline and pursuing other initiatives to enhance long-term growth, while returning significant value to our shareholders.”

Baxter continued its commitment to innovation and enhanced its new product pipeline during 2011 with record-level investments in research and development of $946 million, an increase of 7 percent over the prior-year period (after excluding special items). Also over the last several months, the company has accelerated the pace of business development with a number of business partnerships and acquisitions that complement Baxter’s current businesses, broaden its global product portfolio and leverage key scientific, manufacturing and commercial capabilities. Recent achievements include the following:

•

Announcement of plans to initiate a second confirmatory trial assessing the safety and effectiveness of GAMMAGARD LIQUID as a potential treatment for signs and symptoms associated with Alzheimer’s disease following successful completion of a futility analysis by the Data Safety Monitoring Board for the company’s first, ongoing Phase III Gammaglobulin Alzheimer’s Partnership trial.

•

U.S. Food and Drug Administration (FDA) approval for the use of ADVATE for routine prophylaxis to prevent and reduce the frequency of bleeding episodes in patients with hemophilia A. ADVATE is the only antihemophilic factor approved in the United States for prophylactic use in both adults and children. The approval is based on a Phase IV prophylaxis study demonstrating that ADVATE for routine prophylaxis significantly reduced annual bleed rates in hemophilia A patients, from 44 to one, as compared to an on-demand regimen. Of two ADVATE prophylactic regimens approved for use, the dosing schedule of every three days, a pharmacokinetic-driven regimen based on patient's clinical response, offers some patients the option of fewer infusions.

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•

Initiation of a Phase I clinical trial of lead investigational candidate, BAX 855, a longer-acting (PEGylated) form of a full-length recombinant factor VIII (rFVIII) protein. BAX 855 is based on Baxter’s ADVATE full-length rFVIII molecule and plasma/albumin-free manufacturing process. The Phase I results will serve as the foundation for advancing this important program through clinical development and determining whether BAX 855 can offer a treatment regimen requiring fewer infusions than ADVATE.

•

Submission of a supplemental biologics license application to the FDA to expand the indication of GAMMAGARD LIQUID to include multifocal motor neuropathy, or MMN. Baxter has been granted Orphan Drug Designation for this indication in the United States. If approved, GAMMAGARD LIQUID will be the first immunoglobulin product approved to treat this chronic neurological condition in both the United States and Europe.

•

Presentation of Phase III study data during the American College of Allergy, Asthma and Immunology annual meeting for HyQ, an investigational combination immunoglobulin product which allows for enhanced delivery of GAMMAGARD LIQUID subcutaneously for patients with primary immunodeficiencies. The study evaluated efficacy and safety as well as the pharmacokinetics, infusion volumes, intervals and rates compared to patients’ previous intravenous immunoglobulin administration. The company completed regulatory filings for HyQ in the United States, Europe and Canada during 2011.

•

Initiation of the clinical program for Baxter’s investigational home hemodialysis device, which is currently enrolling patients as part of a U.S. clinical study to assess performance and safety. An additional study will be conducted in Canada, which will focus on device performance and safety in a nocturnal setting.

•

The European launch of NUMETA (emulsion for infusion), the first and only triple-chamber system with formulations specifically designed to meet the range of intravenous (IV) nutritional requirements of neonatal and pediatric patients (preterm newborns through age 18). This ready-to-use nutrition system provides neonatal and pediatric patients with a balanced formulation of amino acids (protein), glucose (carbohydrates), lipids (fats) and electrolytes in a triple-chamber container.

•

Completion of the acquisition of Baxa Corporation, a privately-held global company that develops pharmacy technology to enhance the efficiency and safety of oral and IV dose preparation and delivery. The acquisition demonstrates Baxter's long-term commitment to nutrition and patient safety, and enables Baxter to offer a broader range of solutions for the safe preparation and delivery of IV medications.

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•

Clearance under the Hart-Scott-Rodino Antitrust Improvements Act for Baxter’s previously announced acquisition of Synovis Life Technologies, Inc., a publicly-traded medical device company based in St. Paul, Minn. Synovis develops, manufactures and markets biological and mechanical products used by surgeons for the repair of soft tissue damaged or destroyed by disease or injury. Pending approval from Synovis’ shareholders, the transaction is expected to close in the first quarter of 2012. The acquisition complements and expands Baxter’s biosurgery portfolio, which includes a number of devices and biological products for hemostasis and tissue sealing.

•

Collaboration agreement with Momenta Pharmaceuticals of Cambridge, Mass., to develop and commercialize biosimilars. The agreement builds on Baxter’s leadership in clinical development, biologic and sterile injectable manufacturing expertise, and global commercial capabilities. Momenta offers expertise in high-resolution analytics, characterization, and product and process development.

Outlook for First Quarter, Full-Year 2012

Baxter also announced today its outlook for the first quarter and full-year 2012. For full-year 2012, Baxter expects sales growth of 4 to 5 percent, excluding the impact of foreign exchange. Including the impact of foreign exchange, sales growth is expected to be approximately 2 percent. Also, for the full year, Baxter expects earnings of $4.47 to $4.57 per diluted share, before any special items, and cash flows from operations to exceed $3.0 billion.

For the first quarter of 2012, the company expects sales growth of approximately 2 percent, excluding the impact of foreign currency. Including the impact of foreign exchange, sales are expected to be comparable to the level achieved in the first quarter of 2011. In addition, Baxter expects earnings of $0.98 to $1.00 per diluted share, before any special items.

“Our 2012 guidance reflects the ongoing strength of our businesses and ability to deliver sustainable growth despite a number of non-operational headwinds,” said Robert J. Hombach, chief financial officer. “Although we are

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operating in a volatile and challenging macro-environment, we remain focused on delivering growth while making appropriate investments for the future.”

A webcast of Baxter’s fourth quarter conference call for investors can be accessed live from a link on the company's website at www.baxter.com beginning at 7:30 a.m. CST on January 26, 2012. Please visit www.baxter.com for more information regarding this and future investor events and webcasts.

Baxter International Inc., through its subsidiaries, develops, manufactures and markets products that save and sustain the lives of people with hemophilia, immune disorders, infectious diseases, kidney disease, trauma, and other chronic and acute medical conditions. As a global, diversified healthcare company, Baxter applies a unique combination of expertise in medical devices, pharmaceuticals and biotechnology to create products that advance patient care worldwide.

This release includes forward-looking statements concerning the company’s financial results, business development activities, outlook for 2012 and R&D pipeline. The statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: demand for and market acceptance risks for new and existing products, such as ADVATE, and other technologies; future actions of regulatory bodies and other governmental authorities, including with respect to the company’s implementation of the COLLEAGUE recall, that could delay, limit or suspend product development, manufacturing or sales or result in sanctions; product quality or patient safety concerns leading to product recalls, withdrawals, launch delays, litigation, or declining sales; Sigma’s ability to build production capacity to meet customer demand; future actions of governmental authorities and other third parties as U.S. healthcare reform legislation and other austerity measures are implemented; additional legislation, regulation and other governmental pressures, which may affect pricing, reimbursement and rebate policies of government agencies and private payers or other elements of the company’s business; product development risks; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; the impact of geographic and product mix on the company's sales; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; the availability of acceptable raw

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materials and component supply; fluctuations in supply and demand and the pricing of plasma-based therapies; the ability to enforce company patents; patents of third parties preventing or restricting the company’s manufacture, sale or use of affected products or technology; any impact of the current economic conditions on Baxter and its customers; foreign currency fluctuations and other risks identified in the company’s most recent filing on Form 10-K and other Securities and Exchange Commission filings, all of which are available on the company's website. The company does not undertake to update its forward-looking statements. Financial schedules are attached to this release and available on the company’s website.

# # #

BAXTER — PAGE 9

BAXTER INTERNATIONAL INC.

Consolidated Statements of Income

Three Months Ended December 31, 2011 and 2010

(unaudited)

(in millions, except per share and percentage data)

	Three Months Ended December 31,
	2011		2010		Change

NET SALES	$ 3,594		$ 3,498		3%

COST OF SALES	1,829		1,880		(3%	)

GROSS MARGIN	1,765		1,618		9%

% of Net Sales	49.1%		46.3%		2.8 pts

MARKETING AND ADMINISTRATIVE EXPENSES	886		833		6%
% of Net Sales	24.7%		23.8%		0.9 pts

RESEARCH AND DEVELOPMENT EXPENSES	254		262		(3%	)
% of Net Sales	7.1%		7.5%		(0.4 pts	)

NET INTEREST EXPENSE	15		19		(21%	)

OTHER EXPENSE, NET	62		37		68%

PRE-TAX INCOME	548		467		17%

INCOME TAX EXPENSE	76		41		85%

% of Pre-Tax Income	13.9%		8.8%		5.1 pts

NET INCOME	472		426		11%

LESS: NONCONTROLLING INTERESTS	9		3		N/M

NET INCOME ATTRIBUTABLE TO BAXTER	$ 463		$ 423		9%

BASIC EPS	$ 0.82		$ 0.73		12%

DILUTED EPS	$ 0.82		$ 0.72		14%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	562		582
Diluted	566		586

ADJUSTED PRE-TAX INCOME (excluding special items)	$ 843	A	$ 820	A	3%

ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER (excluding special items)	$ 662	A	$ 650	A	2%

ADJUSTED DILUTED EPS (excluding special items)	$ 1.17	A	$ 1.11	A	5%

A	Refer to page 10 for a description of the adjustments and a reconciliation to generally accepted accounting principles (GAAP) measures.

BAXTER — PAGE 10

BAXTER INTERNATIONAL INC.

Note to Consolidated Statements of Income

Three Months Ended December 31, 2011 and 2010

Description of Adjustments and Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in millions, except per share and percentage data)

The company’s GAAP results for the three months ended December 31, 2011 and 2010 included special items which impacted the GAAP results as follows:

	Three Months Ended December 31,
	2011				2010
	GAAP	Business optimization charge [1]	Asset impairment and other charges [2]	Excluding special items	GAAP	Special items [3]	Excluding special items	Change	[4]

NET SALES	$ 3,594	$ —	$ —	$ 3,594	$ 3,498	$ —	$ 3,498	3%

COST OF SALES	1,829	(95)	—	1,734	1,880	(132)	1,748	(1%	)

GROSS MARGIN	1,765	95	—	1,860	1,618	132	1,750	6%

% of Net Sales	49.1%			51.8%	46.3%		50.0%	1.8 pts

MARKETING AND ADMINISTRATIVE EXPENSES	886	(97)	(41)	748	833	(125)	708	6%
% of Net Sales	24.7%			20.8%	23.8%		20.2%	0.6 pts

RESEARCH AND DEVELOPMENT EXPENSES	254	—	—	254	262	(34)	228	11%
% of Net Sales	7.1%			7.1%	7.5%		6.5%	0.6 pts

NET INTEREST EXPENSE	15	—	—	15	19	—	19	(21%	)

OTHER EXPENSE (INCOME), NET	62	—	(62)	—	37	(62)	(25)	(100%	)

PRE-TAX INCOME	548	192	103	843	467	353	820	3%

INCOME TAX EXPENSE	76	64	32	172	41	126	167	3%

% of Pre-Tax Income	13.9%			20.4%	8.8%		20.4%	0 pts

NET INCOME	472	128	71	671	426	227	653	3%

LESS: NONCONTROLLING INTERESTS	9	—	—	9	3	—	3	N/M

NET INCOME ATTRIBUTABLE TO BAXTER	$ 463	$ 128	$ 71	$ 662	$ 423	$ 227	$ 650	2%

BASIC EPS	$ 0.82	$ 0.23	$ 0.13	$ 1.18	$ 0.73	$ 0.39	$ 1.12	5%

DILUTED EPS	$ 0.82	$ 0.22	$ 0.13	$ 1.17	$ 0.72	$ 0.39	$ 1.11	5%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	562			562	582		582
Diluted	566			566	586		586

[1]

Cost of sales and marketing and administrative expenses in 2011 included a charge totaling $192 million ($128 million, or $0.22 per diluted share, on an after-tax basis) related to business optimization efforts.

[2]

Marketing and administrative expenses and other expense (income), net in 2011 included charges totaling $103 million ($71 million, or $0.13 per diluted share, on an after-tax basis). The charge recorded in marketing and administrative expenses principally related to a contribution to the Baxter International Foundation, and the charge recorded in other expense (income), net primarily related to the write-down of Greek government bonds.

[3]

Cost of sales and marketing and administrative expenses in 2010 included a charge totaling $257 million ($164 million, or $0.28 per diluted share, on an after-tax basis) related to business optimization efforts. Research and development (R&D) expenses in 2010 included in-process R&D (IPR&D) charges of $34 million ($25 million, or $0.04 per diluted share, on an after-tax basis) which principally related to the acquisition of hemophilia-related intellectual property and other assets from Archemix Corp. (Archemix). Other expense (income), net in 2010 included a charge of $62 million ($38 million, or $0.07 per diluted share, on an after-tax basis) related to increased litigation reserves.

[4]	Represents the percentage change between the 2011 and 2010 results, both excluding special items.

For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

BAXTER — PAGE 11

BAXTER INTERNATIONAL INC.

Consolidated Statements of Income

Twelve Months Ended December 31, 2011 and 2010

(unaudited)

(in millions, except per share and percentage data)

	Twelve Months Ended December 31,
	2011		2010		Change

NET SALES	$ 13,893		$ 12,843		8%

COST OF SALES	6,847		6,885		(1%	)

GROSS MARGIN	7,046		5,958		18%

% of Net Sales	50.7%		46.4%		4.3 pts

MARKETING AND ADMINISTRATIVE EXPENSES	3,154		2,907		8%
% of Net Sales	22.7%		22.6%		0.1 pt

RESEARCH AND DEVELOPMENT EXPENSES	946		915		3%
% of Net Sales	6.8%		7.1%		(0.3 pts	)

NET INTEREST EXPENSE	54		87		(38%	)

OTHER EXPENSE, NET	83		159		(48%	)

PRE-TAX INCOME	2,809		1,890		49%

INCOME TAX EXPENSE	553		463		19%

% of Pre-Tax Income	19.7%		24.5%		(4.8 pts	)

NET INCOME	2,256		1,427		58%

LESS: NONCONTROLLING INTERESTS	32		7		N/M

NET INCOME ATTRIBUTABLE TO BAXTER	$ 2,224		$ 1,420		57%

BASIC EPS	$ 3.91		$ 2.41		62%

DILUTED EPS	$ 3.88		$ 2.39		62%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	569		590
Diluted	573		594

ADJUSTED PRE-TAX INCOME (excluding special items)	$ 3,183	A	$ 2,971	A	7%

ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER (excluding special items)	$ 2,471	A	$ 2,366	A	4%

ADJUSTED DILUTED EPS (excluding special items)	$ 4.31	A	$ 3.98	A	8%

A	Refer to page 12 for a description of the adjustments and a reconciliation to GAAP measures.

BAXTER — PAGE 12

BAXTER INTERNATIONAL INC.

Note to Consolidated Statements of Income

Twelve Months Ended December 31, 2011 and 2010

Description of Adjustments and Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in millions, except per share and percentage data)

The company’s GAAP results for the twelve months ended December 31, 2011 and 2010 included special items which impacted the GAAP results as follows:

	Twelve Months Ended December 31,
	2011						2010
	GAAP	Special items through Q3 2011	[1]	Business optimization charge [2]	Asset impairment and other charges [3]	Excluding special items	GAAP	Special items through Q3 2010 [4]	Special items in Q4 2010 [5]	Excluding special items	Change	[6]

NET SALES	$ 13,893	$ —		$ —	$ —	$ 13,893	$ 12,843	$ 213	$ —	$ 13,056	6%

COST OF SALES	6,847	—		(95)	—	6,752	6,885	(375)	(132)	6,378	6%

GROSS MARGIN	7,046	—		95	—	7,141	5,958	588	132	6,678	7%

% of Net Sales	50.7%					51.4%	46.4%			51.1%	0.3 pts

MARKETING AND ADMINISTRATIVE EXPENSES	3,154	(79)		(97)	(41)	2,937	2,907	(28)	(125)	2,754	7%
% of Net Sales	22.7%					21.1%	22.6%			21.1%	0 pts

RESEARCH AND DEVELOPMENT EXPENSES	946	—		—	—	946	915	—	(34)	881	7%
% of Net Sales	6.8%					6.8%	7.1%			6.7%	0.1 pt

NET INTEREST EXPENSE	54	—		—	—	54	87	—	—	87	(38%	)

OTHER EXPENSE (INCOME), NET	83	—		—	(62)	21	159	(112)	(62)	(15)	N/M

PRE-TAX INCOME	2,809	79		192	103	3,183	1,890	728	353	2,971	7%

INCOME TAX EXPENSE	553	31		64	32	680	463	9	126	598	14%

% of Pre-Tax Income	19.7%					21.4%	24.5%			20.1%	1.3 pts

NET INCOME	2,256	48		128	71	2,503	1,427	719	227	2,373	5%

LESS: NONCONTROLLING INTERESTS	32	—		—	—	32	7	—	—	7	N/M

NET INCOME ATTRIBUTABLE TO BAXTER	$ 2,224	$ 48		$ 128	$ 71	$ 2,471	$ 1,420	$ 719	$ 227	$ 2,366	4%

BASIC EPS	$ 3.91	$ 0.09		$ 0.22	$ 0.12	$ 4.34	$ 2.41	$ 1.21	$ 0.39	$ 4.01	8%

DILUTED EPS	$ 3.88	$ 0.09		$ 0.22	$ 0.12	$ 4.31	$ 2.39	$ 1.20	$ 0.39	$ 3.98	8%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	569					569	590			590
Diluted	573					573	594			594

[1]

Marketing and administrative expenses in the third quarter of 2011 included a charge totaling $79 million ($48 million, or $0.09 per diluted share, on an after-tax basis) related to the resolution of litigation pertaining to average wholesale prices and certain historical rebate and discount adjustments.

[2]

Cost of sales and marketing and administrative expenses in the fourth quarter of 2011 included a charge totaling $192 million ($128 million, or $0.22 per diluted share, on an after-tax basis) related to business optimization efforts.

[3]

Marketing and administrative expenses and other expense (income), net in the fourth quarter of 2011 included charges totaling $103 million ($71 million, or $0.12 per diluted share, on an after-tax basis). The charge recorded in marketing and administrative expenses principally related to a contribution to the Baxter International Foundation, and the charge recorded in other expense (income), net primarily related to the write-down of Greek government bonds.

[4]

Net sales and cost of sales in the first quarter of 2010 included a charge totaling $588 million, or $0.98 per diluted share, related to the recall of COLLEAGUE infusion pumps, for which there was no net tax benefit recognized. Marketing and administrative expenses in the second quarter of 2010 included a charge of $28 million ($22 million, or $0.03 per diluted share, on an after-tax basis) to write down accounts receivable in Greece. Other expense (income), net in the third quarter of 2010 included an impairment charge of $112 million ($70 million, or $0.12 per diluted share, on an after-tax basis) related to the divestiture of the company’s U.S. multi-source generic injectables business. Income tax expense in the first quarter of 2010 included a charge of $39 million, or $0.07 per diluted share, to write off a deferred tax asset as a result of a change in the tax treatment of reimbursements under the Medicare Part D retiree prescription drug subsidy program.

[5]

Cost of sales and marketing and administrative expenses in the fourth quarter of 2010 included a charge totaling $257 million ($164 million, or $0.28 per diluted share, on an after-tax basis) related to business optimization efforts. R&D expenses in the fourth quarter of 2010 included IPR&D charges of $34 million ($25 million, or $0.04 per diluted share, on an after-tax basis) which principally related to the acquisition of hemophilia-related intellectual property and other assets from Archemix. Other expense (income), net in the fourth quarter of 2010 included a charge of $62 million ($38 million, or $0.07 per diluted share, on an after-tax basis) related to increased litigation reserves.

[6]	Represents the percentage change between the 2011 and 2010 results, both excluding special items.

For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

BAXTER — PAGE 13

BAXTER INTERNATIONAL INC.

Cash Flows from Operations and Changes in Net Debt

(unaudited)

($ in millions)

	December 31, 2011		December 31, 2011		December 31, 2011		December 31, 2011
Cash Flows from Operations
(Brackets denote cash outflows)
	Three Months Ended December 31,				Twelve Months Ended December 31,
	2011		2010		2011		2010
Net income	$ 472		$ 426		$ 2,256		$ 1,427
Adjustments
Depreciation and amortization	167		179		670		685
Deferred income taxes	(46)		(93)		172		76
Stock compensation	25		28		119		120
Realized excess tax benefits from stock issued under employee benefit plans	(4)		(6)		(21)		(41)
COLLEAGUE infusion pump charge	—		—		—		588
Business optimization charges	192		257		192		257
Asset impairment and other charges	103		—		182		140
Litigation-related charge	—		62		—		62
IPR&D charges	—		34		—		34
Other	8		(5)		32		23
Changes in balance sheet items
Accounts and other current receivables	(127)		(95)		(229)		(122)
Inventories	(43)		114		(315)		20
Accounts payable and accrued liabilities	188		64		98		26
Infusion pump and business optimization payments	(89)		(48)		(347)		(110)
Other	46		18	A	8	A	(182	) A

Cash flows from operations	$ 892		$ 935		$ 2,817		$ 3,003

Changes in Net Debt
Increase (decrease)
	Three Months Ended December 31,				Twelve Months Ended December 31,
	2011		2010		2011		2010

Net debt, beginning of period	$2,204		$2,095		$ 1,702		$ 1,365

Cash flows from operations	(892)		(935)		(2,817)		(3,003)
Capital expenditures	317		264		960		963
Dividends	175		169		709		688
Proceeds from stock issued under employee benefit plans	(39)		(106)		(427)		(340)
Purchases of treasury stock	170		180		1,583		1,453
Acquisitions and investments	361	B	45		590	B	319	B
Divestiture and other	(17)		(18)		(123)		(18)
Other, including the effect of exchange rate changes	11		8		113		275
Increase (decrease) in net debt	86		(393)		588		337

Net debt, December 31	$2,290		$1,702		$ 2,290		$ 1,702

Key statistics, December 31:
Days sales outstanding	53.5		52.5		53.5		52.5
Inventory turns	2.7		3.0		2.7		3.0

Selected balance sheet information:					December 31, 2011		December 31, 2010
Cash and equivalents					$2,905		$2,685
Accounts and other current receivables					$2,520		$2,265
Inventories					$2,628		$2,371
Accounts payable and accrued liabilities					$4,411		$4,017

A

Other cash flows from operations included planned contributions to the company’s pension plan in the United States of $150 million in the first quarter of 2011, $50 million in the fourth quarter of 2010, and $300 million in the first quarter of 2010.

B

Acquisitions and investments in 2011 and 2010 principally related to the fourth quarter 2011 acquisition of Baxa Corporation, a privately held global company based in the United States, the second quarter 2011 acquisition of Prism Pharmaceuticals, Inc., a specialty pharmaceutical company based in the United States, and the first quarter 2010 acquisition of ApaTech Limited, an orthobiologic products company based in the United Kingdom.

BAXTER — PAGE 14

BAXTER INTERNATIONAL INC.

Net Sales

Periods Ending December 31, 2011 and 2010

(unaudited)

($ in millions)

	Q4 2011	Q4 2010	% Growth @ Actual Rates	% Growth @ Constant Rates	YTD 2011	YTD 2010	% Growth @ Actual Rates	% Growth @ Constant Rates

BioScience
United States	$ 735	$ 703	5%	5%	$ 2,805	$2,615	7%	7%
International	840	830	1%	1%	3,248	3,025	7%	3%
Total BioScience	$1,575	$1,533	3%	3%	$ 6,053	$5,640	7%	5%

Medical Products [1]
United States [2,3]	$ 726	$ 731	(1%)	(1%)	$ 2,870	$2,828	1%	1%
International	1,287	1,225	5%	4%	4,934	4,542	9%	4%
Total Medical Products - Adjusted [2,3]	$2,013	$1,956	3%	2%	$ 7,804	$7,370	6%	3%
COLLEAGUE infusion pump charge [2]	—	—			—	(213)
Total Medical Products - GAAP [2,3]	$2,013	$1,956	3%	2%	$ 7,804	$7,157	9%	6%

Transfusion Therapies [4]
United States	$ 5	$ 6	(17%)	(17%)	$ 34	$ 34	1%	1%
International	1	3	(67%)	(67%)	2	12	(86%)	(82%)
Total Transfusion Therapies	$ 6	$ 9	(33%)	(33%)	$ 36	$ 46	(22%)	(21%)

Baxter International Inc.
United States [2,3]	$1,466	$1,440	2%	2%	$ 5,709	$ 5,477	4%	4%
International	2,128	2,058	3%	3%	8,184	7,579	8%	4%
Total Baxter - Adjusted [2,3]	$3,594	$3,498	3%	3%	$13,893	$13,056	6%	4%
COLLEAGUE infusion pump charge [2]	—	—			—	(213)
Total Baxter - GAAP [2,3]	$3,594	$3,498	3%	3%	$13,893	$12,843	8%	6%

[1]     Medical Products represents the combination of the company’s former Medication Delivery and Renal businesses into a single global business unit. Effective January 1, 2011, the company changed its segment presentation to reflect this new structure, and recast all prior periods presented to conform to the new presentation.

[2]     GAAP net sales in the first quarter of 2010 included a charge of $213 million related to the recall of COLLEAGUE infusion pumps. Refer to page 18 for a reconciliation to GAAP measures.

[3]     Included net sales related to the U.S. multi-source generic injectables business through the May 2011 divestiture date. The impact on adjusted net sales for total Medical Products and total Baxter was as follows ($ in millions):

	Q4 2011	Q4 2010	% Growth @ Actual Rates	% Growth @ Constant Rates	YTD 2011	YTD 2010	% Growth @ Actual Rates	% Growth @ Constant Rates
Total Medical Products - Adjusted [2]	$2,013	$1,956	3%	2%	$ 7,804	$ 7,370	6%	3%
U.S. multi-source generic injectables business	—	(55)			(58)	(198)
Total Medical Products - Adjusted (Excluding U.S. Multi-Source Generic Injectables Business)	$2,013	$1,901	6%	5%	$ 7,746	$ 7,172	8%	5%

Total Baxter - Adjusted [2]	$3,594	$3,498	3%	3%	$13,893	$13,056	6%	4%
U.S. multi-source generic injectables business	—	(55)			(58)	(198)
Total Baxter - Adjusted (Excluding U.S. Multi-Source Generic Injectables Business)	$3,594	$3,443	4%	4%	$13,835	$12,858	8%	5%

[4]	Represents revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the Transfusion Therapies (TT) business after the February 2007 divestiture.

BAXTER — PAGE 15

BAXTER INTERNATIONAL INC.

GAAP Key Product Line Sales

Periods Ending December 31, 2011 and 2010

(unaudited)

($ in millions)

	GAAP Q4 2011	GAAP Q4 2010	% Growth @ Actual Rates		% Growth @ Constant Rates	GAAP YTD 2011	GAAP YTD 2010	% Growth @ Actual Rates		% Growth @ Constant Rates

BioScience
Recombinants	$ 578	$ 534	8%		7%	$ 2,212	$ 2,095	6%		3%
Plasma Proteins	397	416	(4%	)	(2%)	1,440	1,368	5%		5%
Antibody Therapy	406	386	5%		6%	1,541	1,354	14%		13%
Regenerative Medicine	150	145	3%		3%	580	527	10%		8%
Other [1]	44	52	(16%	)	(25%)	280	296	(6%	)	(15%	)
Total BioScience	$1,575	$1,533	3%		3%	$ 6,053	$ 5,640	7%		5%

Medical Products [2]
Renal	$ 664	$ 626	6%		5%	$ 2,530	$ 2,389	6%		2%
Global Injectables	487	499	(2%	)	(3%)	2,004	1,891	6%		3%
IV Therapies	469	452	4%		4%	1,802	1,678	7%		5%
Infusion Systems [3]	235	230	2%		2%	901	655	38%		35%
Anesthesia	147	141	4%		4%	537	525	2%		1%
Other	11	8	33%		2%	30	19	56%		8%
Total Medical Products [3]	$2,013	$1,956	3%		2%	$ 7,804	$ 7,157	9%		6%

Transfusion Therapies [4]	$ 6	$ 9	(33%	)	(33%)	$ 36	$ 46	(22%	)	(21%	)

Total Baxter [3]	$3,594	$3,498	3%		3%	$13,893	$12,843	8%		6%

[1]	Principally includes vaccines and sales of plasma to third parties.

[2]

Medical Products represents the combination of the company’s former Medication Delivery and Renal businesses into a single global business unit. Effective January 1, 2011, the company changed its segment presentation to reflect this new structure, and recast all prior periods presented to conform to the new presentation.

[3]	GAAP net sales in the first quarter of 2010 included a charge of $213 million related to the recall of COLLEAGUE infusion pumps. Refer to page 18 for a reconciliation to GAAP measures.

[4]	Represents revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the TT business after the February 2007 divestiture.

BAXTER — PAGE 16

BAXTER INTERNATIONAL INC.

Adjusted Key Product Line Sales

Periods Ending December 31, 2011 and 2010

(unaudited)

($ in millions)

	GAAP Q4 2011[1]	GAAP Q4 2010 [1]	% Growth @ Actual Rates		% Growth @ Constant Rates	GAAP YTD 2011 [1]	Adjusted YTD 2010	% Growth @ Actual Rates		% Growth @ Constant Rates

BioScience
Recombinants	$ 578	$ 534	8%		7%	$ 2,212	$ 2,095	6%		3%
Plasma Proteins	397	416	(4%	)	(2%)	1,440	1,368	5%		5%
Antibody Therapy	406	386	5%		6%	1,541	1,354	14%		13%
Regenerative Medicine	150	145	3%		3%	580	527	10%		8%
Other [2]	44	52	(16%	)	(25%)	280	296	(6%	)	(15%	)
Total BioScience	$1,575	$1,533	3%		3%	$ 6,053	$ 5,640	7%		5%

Medical Products [3]
Renal	$ 664	$ 626	6%		5%	$ 2,530	$ 2,389	6%		2%
Global Injectables	487	499	(2%	)	(3%)	2,004	1,891	6%		3%
IV Therapies	469	452	4%		4%	1,802	1,678	7%		5%
Infusion Systems - Adjusted [4]	235	230	2%		2%	901	868	4%		2%
Anesthesia	147	141	4%		4%	537	525	2%		1%
Other	11	8	33%		2%	30	19	56%		8%
Total Medical Products - Adjusted [4]	$2,013	$1,956	3%		2%	$ 7,804	$ 7,370	6%		3%

Transfusion Therapies [5]	$ 6	$ 9	(33%	)	(33%)	$ 36	$ 46	(22%	)	(21%	)

Total Baxter - Adjusted [4]	$3,594	$3,498	3%		3%	$13,893	$13,056	6%		4%

[1]	There were no adjustments included in the 2011 GAAP results or the Q4 2010 GAAP results.

[2]	Principally includes vaccines and sales of plasma to third parties.

[3]

Medical Products represents the combination of the company’s former Medication Delivery and Renal businesses into a single global business unit. Effective January 1, 2011, the company changed its segment presentation to reflect this new structure, and recast all prior periods presented to conform to the new presentation.

[4]	Adjusted net sales in the first quarter of 2010 excluded a charge of $213 million related to the recall of COLLEAGUE infusion pumps. Refer to page 18 for a reconciliation to GAAP measures.

[5]	Represents revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the TT business after the February 2007 divestiture.

BAXTER — PAGE 17

BAXTER INTERNATIONAL INC.

Key Product Line Sales by U.S. and International

Three-Month Periods Ending December 31, 2011 and 2010

(unaudited)

($ in millions)

	Q4 2011			Q4 2010			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.		International		Total
BioScience
Recombinants	$ 246	$ 332	$ 578	$ 230	$ 304	$ 534	7%		9%		8%
Plasma Proteins	106	291	397	126	290	416	(16%	)	0%		(4%	)
Antibody Therapy	290	116	406	257	129	386	13%		(10%	)	5%
Regenerative Medicine	81	69	150	83	62	145	(2%	)	11%		3%
Other [1]	12	32	44	7	45	52	67%		(29%	)	(16%	)
Total BioScience	$ 735	$ 840	$1,575	$ 703	$ 830	$1,533	5%		1%		3%

Medical Products [2]
Renal	$ 96	$ 568	$ 664	$ 101	$ 525	$ 626	(5%	)	8%		6%
Global Injectables [3]	232	255	487	264	235	499	(12%	)	9%		(2%	)
IV Therapies	166	303	469	145	307	452	14%		(1%	)	4%
Infusion Systems	137	98	235	132	98	230	4%		0%		2%
Anesthesia	92	55	147	87	54	141	6%		2%		4%
Other	3	8	11	2	6	8	47%		29%		33%

Total Medical Products [3]	$ 726	$1,287	$2,013	$ 731	$1,225	$1,956	(1%	)	5%		3%

Transfusion Therapies [4]	$ 5	$ 1	$ 6	$ 6	$ 3	$ 9	(17%	)	(67%	)	(33%	)

Total Baxter [3]	$1,466	$2,128	$3,594	$1,440	$2,058	$3,498	2%		3%		3%

[1]	Principally includes vaccines and sales of plasma to third parties.

[2]

Medical Products represents the combination of the company’s former Medication Delivery and Renal businesses into a single global business unit. Effective January 1, 2011, the company changed its segment presentation to reflect this new structure, and recast all prior periods presented to conform to the new presentation.

[3]

Included net sales related to the U.S. multi-source generic injectables business through the May 2011 divestiture date. The impact on GAAP net sales for total Medical Products and total Baxter was as follows ($ in millions):

	Q4 2011			Q4 2010			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.		International	Total

Total Medical Products	$ 726	$1,287	$2,013	$ 731	$1,225	$1,956	(1%	)	5%	3%
U.S. multi-source generic injectables business	—	—	—	(55)	—	(55)
Total Medical Products (Excluding U.S. Multi-Source Generic Injectables Business)	$ 726	$1,287	$2,013	$ 676	$1,225	$1,901	7%		5%	6%

Total Baxter	$1,466	$2,128	$3,594	$1,440	$2,058	$3,498	2%		3%	3%
U.S. multi-source generic injectables business	—	—	—	(55)	—	(55)
Total Baxter (Excluding U.S. Multi-Source Generic Injectables Business)	$1,466	$2,128	$3,594	$1,385	$2,058	$3,443	6%		3%	4%

[4]	Represents revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the TT business after the February 2007 divestiture.

BAXTER — PAGE 18

BAXTER INTERNATIONAL INC.

Reconciliation of GAAP to Non-GAAP Net Sales Measures

Periods Ending December 31, 2011 and 2010

(unaudited)

($ in millions)

The company’s GAAP net sales results for the twelve months ended December 31, 2010 included a $213 million charge related to the recall of COLLEAGUE infusion pumps, which impacted GAAP net sales as follows:

	2011 YTD			2010 YTD			% Growth @ Actual Rates			% Growth @ Constant Rates
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total
Infusion Systems - GAAP			$ 901			$ 655			38%			35%
COLLEAGUE infusion pump charge			—			213
Infusion Systems - Adjusted			$ 901			$ 868			4%			2%

Total Medical Products - GAAP	$2,870	$4,934	$ 7,804	$2,615	$4,542	$ 7,157	10%	9%	9%	10%	4%	6%
COLLEAGUE infusion pump charge	—	—	—	213	—	213
Total Medical Products - Adjusted	$2,870	$4,934	$ 7,804	$2,828	$4,542	$ 7,370	1%	9%	6%	1%	4%	3%

Total Baxter - GAAP	$5,709	$8,184	$13,893	$5,264	$7,579	$12,843	8%	8%	8%	8%	4%	6%
COLLEAGUE infusion pump charge	—	—	—	213	—	213
Total Baxter - Adjusted	$5,709	$8,184	$13,893	$5,477	$7,579	$13,056	4%	8%	6%	4%	4%	4%

For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.